Exhibit(a)(1)(D)
NOTICE OF GUARANTEED DELIVERY
To Tender Ordinary Shares
(Including Ordinary Shares Represented by American Depositary Shares)
of
Acorn International, Inc.
(Ticker: ATV / Cusip: 004854105)
at
$2.00 Per Ordinary Share
(Equivalent to $6.00 Per American Depositary Share)
Pursuant to the Offer to Purchase
Dated June 3, 2011
of
Bireme Limited
up to a maximum aggregate of 20,000,000 Ordinary Shares

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if share certificates evidencing ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of Acorn International, Inc., a Cayman Islands company (“Acorn”), or American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs,” each representing three Ordinary Shares), or any other documents required by the Letter of Transmittal to Tender Ordinary Shares or the Letter of Transmittal to Tender American Depositary Shares (each a “Letter of Transmittal”) cannot be delivered to the Share Tender Agent or the ADS Tender Agent, as applicable, by 5:00 p.m., July 1, 2011, New York City time (or if the Offer is extended to a later date, such later date), or if the procedure for book-entry transfer of the ADSs cannot be completed prior to such date. Not all Ordinary Shares are in certificated form. In the event you hold Ordinary Shares in uncertificated form, this Notice of Guaranteed Delivery is not applicable. Such form may be delivered by hand, facsimile transmission or mailed to the Share Tender Agent or the ADS Tender Agent, as the case may be, and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 — Procedures for Tendering Shares of the Offer to Purchase.

The ADS Tender Agent for the Offer is:

CITIBANK, N.A.

By Mail: Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. Corporate Actions 250 Royall Street Attn: Suite V Canton, MA 02021	By Hand: Citibank, N.A. Corporate Actions 250 Royall Street Attn: Suite V Canton, MA 02021
By Facsimile:
(For Eligible Institutions Only)
(+1) (201) 222-4593

Confirm Facsimile Transmission:
(By Telephone Only)
(+1) (201) 222-4412

The Share Tender Agent for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

For Holders of Ordinary Shares in Hong Kong and the People’s Republic of China:

By Mail: Computershare Hong Kong Investor Services Limited Rooms 1712-1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wan Chai, Hong Kong	By Overnight Courier: Computershare Hong Kong Investor Services Limited Rooms 1712-1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wan Chai, Hong Kong	By Hand: Computershare Hong Kong Investor Services Limited Rooms 1712-1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wan Chai, Hong Kong

For all other Holders of Ordinary Shares:

By Mail: Computershare Trust Company, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Corporate Actions 250 Royall Street Attn: Suite V Canton, MA 02021	By Hand: Computershare Trust Company, N.A. Corporate Actions 250 Royall Street Attn: Suite V Canton, MA 02021

By Facsimile:
(For Eligible Institutions Only)
(+1) (617) 360-6810

Confirm Facsimile Transmission:
(By Telephone Only)
(+1) (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal. Do not send share certificates evidencing Ordinary Shares or ADRs evidencing ADSs with this notice. Share certificates evidencing Ordinary Shares and ADRs evidencing ADSs should be sent with your applicable Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Bireme Limited, a Cayman Islands company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 3, 2011 (the “Offer to Purchase”) and the Letter of Transmittal to Tender Ordinary Shares (the “Share Letter of Transmittal”) or the Letter of Transmittal to Tender ADSs (the “ADS Letter of Transmittal,” collectively with the Share Letter of Transmittal, the “Letters of Transmittal”), as applicable (which, as amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of Acorn International, Inc. (“Acorn”), or the number of American Depositary Shares (“ADSs”, each representing three Ordinary Shares) of Acorn, as the case may be, set forth below, all pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Ordinary Shares Tendered:

Number of ADSs Tendered:

Share Certificate/ADR Number(s) (if available):

☐	Check if ADSs will be tendered by book-entry transfer through the Direct Registration System of Citibank, N.A., Acorn’s ADS depositary

Address(es):

(Zip Code)

☐	Check if ADSs will be tendered by book-entry transfer through The Depository Trust Company.

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Ordinary Shares or ADSs, as the case may be, tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Ordinary Shares or ADSs complies with Rule 14e-4 and (iii) to deliver to the Share Tender Agent the Ordinary Shares tendered hereby, or to the ADS Tender Agent the ADSs tendered hereby, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and together with certificates for the Ordinary Shares to be tendered, or, in the case of ADSs, ADRs for the ADSs to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of ADSs, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (please type or print)

(Title)

(Area Code and Telephone Number)

Dated:   , 2011.

DO NOT SEND SHARE CERTIFICATES EVIDENCING THE ORDINARY SHARES OR ADRs EVIDENCING ADSs WITH THIS NOTICE. SHARE CERTIFICATES EVIDENCING THE ORDINARY SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED SHARE LETTER OF TRANSMITTAL, AND ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED ADS LETTER OF TRANSMITTAL

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